Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Tangram Enterprise Solutions, Inc. (the “Company”) for the quarterly period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Norman L. Phelps, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Norman L. Phelps
Norman L. Phelps
Chief Executive Officer
Date: August 13, 2003

A signed original of this written statement required by § 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by § 906, has been provided to the Comapany and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certificate is being submitted in accordance with the procedure provided in Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) for treatment as a document “accompanying” the Quarterly Report on Form 10-Q to which it is attached and not as a document “filed” as a part of such Quarterly Report. This certificate shall not be deemed incorporated by reference into any of the Company’s Securities Act registration statements.